Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,970,860
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,505,050)
Dividend Income	254,722
Interest Income	92,077
ETF Transaction Fees	2,800
Total Income (Loss)	$(1,184,591)

Expenses
General Partner Management Fees	$64,588
Professional Fees	27,056
Brokerage Commissions	8,010
Directors' Fees and insurance	1,418
Total Expenses	$101,072
Net Income (Loss)	$(1,285,663)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/25	$110,751,031
Additions (250,000 Shares)	7,596,662
Withdrawals ((500,000) Shares)	(15,080,945)
Net Income (Loss)	(1,285,663)

Net Asset Value End of Month	$101,981,085
Net Asset Value Per Share (3,400,000 Shares)	$29.99

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596